Exhibit 10.1

CONFIDENTIALITY AND LOCKUP AGREEMENT

This Confidentiality and Lockup Agreement is dated as of May 17, 2022 and is among Surf Air Mobility Inc., a Delaware corporation (“Parentco”), Tuscan Holdings Acquisition II, LLC, a Delaware limited liability company (together with its successors, the “Sponsor”) and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit A hereto (“Joinder”) with Parentco in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”).

BACKGROUND:

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of May 17, 2022, 2022 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), (i) THCA Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parentco (“Merger Sub I”), will merge with and into Tuscan Holdings Corp. II (“Tuscan”) (the “First Merger”), with Tuscan surviving the First Merger as a wholly-owned subsidiary of Parentco; (ii) SAGL Merger Sub Limited, a corporation formed under the laws of the British Virgin Islands and wholly-owned subsidiary of Parentco (“Merger Sub II”) will merge with and into Surf Air Global Limited, a corporation formed under the laws of the British Virgin Islands (the “Company”) (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger as a wholly-owned subsidiary of Parentco; and (iii) a recently-formed wholly-owned subsidiary of Parentco would be merged with and into Southern Airways Corporation, a Delaware corporation (“Southern”), after which Southern would be a wholly-owned subsidiary of Parentco (such transaction, the “Southern Acquisition”), and following all of these transactions, together with the Mergers, Parentco would own directly or indirectly all of the equity interests, assets, business and operations of each of Tuscan, the Company, and Southern (the Southern Acquisition, collectively, the “Surf Combination Transactions”);

WHEREAS, by virtue of the Surf Combination Transactions, the Sponsor will receive newly issued equity interests in Parentco; and

WHEREAS, in connection with the Surf Combination Transactions and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings among such parties with respect to confidentiality and restrictions on transfer of equity interests in Parentco.

NOW, THEREFORE, the parties agree as follows:

Article I
INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” has the meaning set forth in Section 4.8.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Confidentiality and Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Board” means the board of directors of Parentco.

“Business Combination Agreement” has the meaning set forth in the Background.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by Law to close.

“California Civil Code” has the meaning set forth in Section 4.15(b).

“Change of Control” has the meaning set forth in Section 3.1(a).

“Closing” has the meaning set forth in the Business Combination Agreement.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

“Company” has the meaning set forth in the Background.

“Common Stock” means the Common Stock, par value $0.0001 per share, of Parentco, following the consummation of the Surf Combination Transactions (as the same may be reclassified or changed from time to time).

“Confidential Information” means any information concerning Parentco, the Company, Tuscan or Southern or their respective Subsidiaries that is furnished after the date of this Agreement by or on behalf of such party or parties to a Stockholder Party or its Designated Representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is generally known to the public at the time of disclosure or becomes generally known without violation of this Agreement by the receiving Stockholder Party or its Designated Representatives;

(ii) that is in the Stockholder Party’s possession or the possession of the Stockholder Party’s representatives at the time of disclosure other than (x) pursuant to a legal or fiduciary obligation of confidentiality other than under this Agreement or (y) as a result of any Stockholder Party’s or its Designated Representatives’ breach of any legal or fiduciary obligation of confidentiality, under this Agreement or otherwise;

(iii) that becomes known to the receiving Stockholder Party or its Designated Representatives on a non-confidential basis through disclosure by sources, other than by or on behalf of Parentco, the Company, Tuscan or Southern or their respective Subsidiaries, having the legal right to disclose such Confidential Information;

(iv) that is independently developed by the receiving Stockholder Party or its Designated Representatives who have not directly or indirectly had access to the Confidential Information, as is clearly provable by competent evidence in their possession; or

(v) that the receiving Stockholder Party or its Designated Representatives is required, in the good faith determination of such receiving Stockholder Party or designated representative, to disclose by applicable law, regulation or legal process, provided that such receiving Stockholder Party or designated representative takes reasonable steps to minimize the extent of any such required disclosure, discloses only that portion of the Confidential Information that such Stockholder Party’s legal counsel advises is legally required to be disclosed, and provides Parentco, with the opportunity to seek a protective order or other appropriate remedy to prevent such disclosure, provided further that no such steps to minimize disclosure shall be required where a disclosure is made in connection with a routine audit or examination by a bank examiner or auditor having jurisdiction over the receiving Stockholder Party and such audit or examination does not specifically reference Parentco, the Company, Tuscan or Southern or their respective Subsidiaries or this Agreement.

“Covered Shares” means the SPAC Founder Shares, other than the At-Risk Sponsor Shares.

“Designated Representatives” means, with respect to a Stockholder Party, (a) its and its Affiliates’ directors, managers, officers, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Stockholder Party’s investment in the Parentco and (b) any of such Stockholder Party’s or their respective Affiliates’ partners, members, stockholders, directors, managers, officers, other fiduciaries, employees or agents in the ordinary course of business, so long as such Person has agreed to maintain the confidentiality of the information relating to Parentco, the Company, Tuscan or Southern or their respective Subsidiaries provided to it.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“First Merger” has the meaning set forth in the Background.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including stock exchange authorities).

“immediate family” has the meaning set forth in Section 3.1(b).

“Lock-Up Period” has the meaning set forth in Section 3.1(a).

“Lock-up Restrictions” has the meaning set forth in Section 3.1(b).

“Lock-up Shares” means, with respect to any Stockholder Party, 95% of the Covered Shares held by such Stockholder Party immediately following the Closing.

“Mergers” has the meaning set forth in the Background.

“Merger Sub I” has the meaning set forth in the Background.

“Merger Sub II” has the meaning set forth in the Background.

“Non-Recourse Party” means any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any named party to this Agreement and any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing.

“Parentco Releasee” has the meaning set forth in Section 4.15(a).

“Permitted Transferees” means with respect to a Stockholder Party, a transferee of Shares that agrees to become party to, and to be bound to the same extent as its transferor by the terms of, this Agreement.

“Person” means an individual, a partnership, a corporation, a limited partnership, a limited liability company, a syndicate, an association, a joint stock company, a trust, an entity, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act) or any Governmental Authority or any department, agency or political subdivision thereof.

“Released Claims” has the meaning set forth in Section 4.15(a).

“Shares” means shares of Common Stock received by the Sponsor pursuant to the Business Combination Agreement; provided, however, that, for the avoidance of doubt, such term shall not include (i) Shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock, in each case, acquired in open market transactions after the Closing Date, or (ii) Shares of Common Stock or other securities issued in any private investment in public securities financing being conducted by Parentco in connection with the Merger.

“Second Merger” has the meaning set forth in the Background.

“Southern” has the meaning set forth in the Background.

“Southern Acquisition” has the meaning set forth in the Background.

“Sponsor” has the meaning set forth in the preamble.

“Sponsor Releasor” has the meaning set forth in Section 4.15(a).

“Sponsor Support Agreement” means that certain Sponsor Support Agreement entered into by and among Sponsor, and the Surf Entities, dated as of May 17, 2022.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Subsidiary” has the meaning set forth in the Business Combination Agreement.

“Surf Combination Transactions” has the meaning set forth in the Background.

“Surf Entities” means Company, Parentco, Merger Sub I and Merger Sub II.

“Tuscan” has the meaning set forth in the Recitals.

“Transaction Documents” has the meaning set forth in the Business Combination Agreement.

Capitalized terms used, but not otherwise defined herein, shall have the same meaning as set forth in the Business Combination Agreement.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, (c) any use of the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; (d) “including” means “including without limitation;” “or” means “and/or;” (e) “any” means “any one, more than one, or all.” and (f) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

Article II
CONFIDENTIALITY

2.1 Confidentiality. Except as may be required by applicable law, rule or regulation, each Stockholder Party agrees that it will, and will direct its Designated Representatives to, keep confidential and not disclose to any third party any Confidential Information; provided, however, that each Stockholder Party and its Designated Representatives may disclose Confidential Information (a) to Tuscan and its representatives, (b) to its Designated Representatives, (c) to the Surf Entities and their representatives and (d) as Parentco may otherwise consent in writing; provided, further, however, that each Stockholder Party agrees to be responsible for any breaches of this Article II by such Stockholder Party’s Designated Representatives and agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings, provided it has funds available therefor) to restrain its Designated Representatives from prohibited or unauthorized disclosure of the Confidential Information.

Article III
LOCKUP

3.1 Lockup.

(a) Except as permitted by Section 3.1(b), during the period beginning on the effective time of the First Merger and continuing to and including (i) with respect to 95% of the Covered Shares that are Immediately Vested Founder Shares, the date that is the earlier of (x) the one-year anniversary of the Closing Date and (y) the last trading day where the VWAP of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period following the Closing Date, and (ii) with respect to 95% of the remaining Covered Shares, the date that is the one year anniversary of the Closing Date (in each case, the “Lock-Up Period”), each Stockholder Party agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, hypothecate, lend, grant any option to purchase, make any short sale or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, or publicly disclose the intention to do any of the foregoing or contract or agree to do any of the foregoing with respect to, any Lock-up Shares (collectively, the “Lock-Up Restrictions”). The foregoing Lock-Up Restrictions are expressly agreed to preclude such Stockholder Parties from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Shares even if such Lock-up Shares would be disposed of by someone other than such Stockholder Parties. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Lock-up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-up Shares.

(b) Notwithstanding the foregoing, a Stockholder Party may transfer or dispose of its Lock-up Shares (i) in the case of an individual, by will, other testamentary document or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations or, in the case of an individual, for bona fide estate planning purposes, (iii) in the case of an individual, to any trust, partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Section 3.1, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) in the case of an individual, (x) to any immediate family member or other dependent or (y) to a trust, the beneficiary of which is either the undersigned, a member of the individual’s immediate family or a charitable organization and, in each case, the sole trustee of which is the undersigned, such individual or an employee or other agent of such charitable organization, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) in the case of an entity, as a pro rata distribution to limited partners, members or stockholders of such Stockholder Party, (vii) to its Affiliated investment fund or other Affiliated entity controlled or managed by such Stockholder Party or its Affiliates, (viii) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (vii) above, (ix) pursuant to an order or decree of a Governmental Authority, (x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, both approved by the Board and made to all holders of the Shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Stockholder Party’s Shares shall remain subject to the provisions of this Section 3.1, (xi) to Parentco, pursuant to any contractual arrangement in effect at the effective time of the Surf Combination Transactions that provides for the repurchase by Parentco or forfeiture of such Stockholder Party’s Common Stock or options to purchase Shares of Common Stock, (xii) pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the Stockholder Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents such transaction from qualifying as a “reorganization” pursuant to Section 368 of the Code (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), or (xii) with the prior written consent of Parentco; provided that:

(i) in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, (a) each donee, trustee, distributee or transferee, as the case may be, executes and delivers to Parentco a Joinder, agreeing to be bound in writing by the restrictions set forth in this Section 3.1; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(ii) in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Shares shall be required or shall be voluntarily made during the Lock-Up Period such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

(iii) in the case of each transfer pursuant to clause (i) above, any such transferee shall be automatically bound by the terms of this Section 3.1 immediately upon such transfer, without any action required by any party; and

(iv) for purposes of clause (xi) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of Affiliated Persons (other than an underwriter pursuant to an offering), of Parentco’s voting securities if, after such transfer or acquisition, such Person or group of Affiliated Persons would beneficially own (within the meaning set forth in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of Parentco (or the Surviving Corporation).

(c) For the avoidance of doubt, each Stockholder Party shall be permitted to exercise or convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities or warrants to acquire Shares of Common Stock for or into Shares of Common Stock; provided that any such securities received upon such conversion shall be subject to the restrictions set forth in this Section 3.1.

(d) Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no transfers or other dispositions of such Stockholder Party’s Shares in contravention of this Section 3.1(d) are effected prior to the expiration of the applicable Lock-Up Period.

(e) Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with Parentco’s transfer agent and registrar against the transfer of the Lock-up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Shares describing the foregoing restrictions.

Article IV
GENERAL PROVISIONS

4.1 Termination. Subject to Section 4.13 or the early termination of any provision as a result of an amendment to this Agreement agreed to by Parentco and the Stockholder Parties, as provided under Section 4.3, (i) Article II of this Agreement shall terminate on the date that is thirty (30) months after the Closing and (ii) Article III of this Agreement shall terminate with respect to any Stockholder Party or Permitted Transferee thereof subject to the restrictions in Section 3.1, at such time as such Stockholder Party or Permitted Transferee is no longer subject to the restrictions contained in Section 3.1. Article II shall survive any termination of this Agreement until the date that is the one-year anniversary of the effective date of such termination and Article IV of this Agreement shall survive any termination of this Agreement indefinitely.

4.2 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Parentco, to:

Surf Air Mobility Inc.
12111 S. Crenshaw Blvd
Hawthorne, CA 90250

Attention: General Counsel
Email: legalnotices@surfair.com

with a copy (not constituting notice) to:

O’Melveny & Myers LLP

Two Embarcadero Center

28th Floor

San Francisco, California 94111

Attn:	C. Brophy Christensen, Jr.
Noah Kornblith
E-mail:	bchristensen@omm.com
nkornblith@omm.com

if to Sponsor:

Tuscan Holdings Corp. II
Tuscan Holdings Acquisition II, LLC

135 E. 57th St.
New York, NY 10023
Attention: Stephen Vogel
Email: Stephen@tuscanholdings.com

with a copy (which shall not constitute effective notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Ave., 11th Fl.
New York, NY 10174
Attention: David Alan Miller / Jeffrey M. Gallant
Email: dmiller@graubard.com / jgallant@graubard.com

If to any other Stockholder Party, to such address indicated on Parentco’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing

4.3 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by Parentco and Sponsor as to which this Agreement has not been terminated pursuant to Section 4.1.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to Parentco, on the on hand, or Sponsor, on the other hand.

4.4 Further Assurances. The parties hereto will sign such further documents and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

4.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 4.5 shall be null and void, ab initio.

4.6 Third Parties. Except as provided for in Article IV with respect to any Non-Recourse Party, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

4.7 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

4.8 Jurisdiction; Waiver of Jury Trial. Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon or arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each party hereto consents to receive service of process in any such proceeding or Action in the same manner provided by Section 4.2 for the giving of notices and in any other manner permitted by applicable law. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.9 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.9 shall not be required to provide any bond or other security in connection with any such injunction.

4.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter of this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

4.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

4.12 Headings; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.13 Effectiveness; Termination of Existing Stockholders and Securityholders Agreements. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article IV) shall not be effective until the consummation of the First Merger. In the event the Business Combination Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect, except as set forth in Section 4.1.

4.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no Non-Recourse Party shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the parties to this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

4.15 Release.

(a) Effective as of the Closing, Sponsor and its respective Affiliates and its respective successors, assigns, executors, heirs, officers, directors, managers, members, partners and employees (each a “Sponsor Releasor”), hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, Actions and causes of action of whatever kind or nature, whether known or unknown, which any of the Sponsor Releasors has, might have or might assert now or in the future, against Parentco, Tuscan and any of their respective Affiliates and their respective successors, assigns, officers, directors, managers, partners and employees or any of their respective heirs or executors (in each case in their capacity as such) (each, a “Parentco Releasee”), arising out of, based upon or resulting from any contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, arising from Sponsor’s ownership interest in Tuscan and which occurred, existed or was taken or permitted at or prior to the Closing (collectively, the “Released Claims”); provided, however, that nothing contained in this Section 4.15 shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any party to the extent arising out of this Agreement or the other Transaction Documents. Sponsor shall, and shall cause the other Sponsor Releasors to, refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced any legal proceeding, of any kind against a Parentco Releasee based upon any matter released pursuant to this Section 4.15.

(b) Without limiting the generality of Section 4.15(a), with respect to the Released Claims, Sponsor, on behalf of itself and each Sponsor Releasor, hereby expressly waives all rights under Section 1542 of the Civil Code of the State of California (the “California Civil Code”) and any similar Law or common law principle in any applicable jurisdiction prohibiting or restricting the waiver of unknown claims. Section 1542 of the California Civil Code reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Notwithstanding the provisions of Section 1542 of the California Civil Code or any similar Law or common law principle in any applicable jurisdiction, and for the purpose of implementing a full and complete release and discharge of the Parentco Releasees, Sponsor, on behalf of itself and each Sponsor Releasor, expressly acknowledges that the foregoing release is intended to include in its effect all claims which Sponsor or any Sponsor Releasor does not know or suspect to exist in his, her or its favor against any of the Parentco Releasees arising from a Released Claim (including unknown and contingent claims), and that the foregoing release expressly contemplates the extinguishment of all such claims (except to the extent expressly set forth herein).

4.16 Representation. Each Stockholder Party acknowledges and agrees that it has had an adequate opportunity to review this Agreement with its counsel prior to executing this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

SURF AIR MOBILITY INC.

By:	/s/ Sudhin Shahani
	Name:	Sudhin Shahani
	Title:	President, Chief Financial Officer, Treasurer and Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

TUSCAN HOLDINGS ACQUISITION II LLC

By:	/s/ Stephen Vogel
	Name:	Stephen Vogel
	Title:	Managing Member

Exhibit A

FORM OF JOINDER TO CONFIDENTIALITY AND LOCKUP AGREEMENT

[______], 2022

Reference is made to the Confidentiality and Lockup Agreement, dated as of May 17, 2022, by and among Surf Air Mobility Inc. (“Parentco”), Tuscan Holdings Acquisition, LLC, a Delaware limited liability company (together with its successors, the “Sponsor”) and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Confidentiality and Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Confidentiality and Lockup Agreement.

Each of Parentco and each undersigned holder of Shares of Parentco (each, a “New Stockholder Party”) agrees that this Joinder to the Confidentiality and Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Confidentiality and Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Confidentiality and Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Confidentiality and Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[STOCKHOLDER PARTIES]

By:
Name:
Title:

SURF AIR MOBILITY INC.

By:
Name:
Title: